Exhibit 99.1

FOR IMMEDIATE RELEASE

AtheroNova Receives Notice of Issuance for Its US Patent 8,304,383

Dissolution of Arterial Plaque Using Hyodeoxycholic Acid

IRVINE, CA: November 15, 2012 – AtheroNova Inc. (OTCBB: AHRO), a biotech company focused on the research and development of compounds to safely regress atherosclerotic plaque and to improve lipid profiles in humans, today announced that it has received a Notice of Issuance for its patent application for Dissolution of Arterial Plaque. This patent issuance is the first major step in the development of the Company’s intellectual property involving lipid modulation and reduction. This issuance culminates a major effort by the Company and its patent counsel in pursuit of a patent covering the use of hyodeoxycholic acid for atherosclerotic plaque lesions.

“This patent issuance is a tremendous milestone for the Company,” said AtheroNova CEO Thomas W. Gardner. “We are very confident that this patent will support our development project for AHRO-001 as we move toward the next phase of entering human clinical trials. The Company’s partner, OOO CardioNova, has completed a similar intellectual property filing on behalf of AtheroNova in the Eurasian markets and they expect action on these filings to be moving forward in the near future.”

About AHRO-001

AHRO-001 is AtheroNova's first novel application for the treatment and prevention of atherosclerosis. Atherosclerotic plaque is the primary, underlying cause of heart disease and stroke in industrialized countries. AHRO-001 uses certain pharmacological compounds to regress atherosclerotic plaque deposits through a process known as delipidization. Delipidization dissolves plaques in artery walls, which are then removed by natural body processes. AtheroNova is developing, and seeks to eventually market AHRO-001, a product that has the potential to become a new standard of care for patients prone to atherosclerotic plaque accumulation.

About AtheroNova

AtheroNova Inc., through its wholly-owned subsidiary, AtheroNova Operations, Inc., is a biotechnology company focused on the discovery, research, development and licensing of novel compounds to reduce or regress atherosclerotic plaque deposits and to safely improve lipid profiles in humans. In addition to its lead compound AHRO-001, AtheroNova plans to develop multiple applications for its patents-pending therapies in market sectors that include: Cardiovascular Disease, Stroke, Peripheral Artery Disease, Dementia and Alzheimer’s and Erectile Dysfunction, all of which have been linked to atherosclerosis. Atherosclerosis and its related pharmaceutical expenses for these indications cost consumers more than $41 billion annually in the United States alone. For more information, please visit www.AtheroNova.com.

Forward-Looking Statements

Except for historical information contained herein, the statements in this release are forward- looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently unreliable and actual results may differ materially. Examples of forward-looking statements in this news release include statements regarding the suitability of the compound for its intended use, mechanisms of action, intellectual property as well as the development of applications for AtheroNova's technology. Factors which could cause actual results to differ materially from these forward- looking statements include such factors as significant fluctuations in expenses associated with clinical trials, failure to secure additional financing, the inability to complete regulatory filings with the Food and Drug Administration, the introduction of competing products, or management's ability to attract and maintain qualified personnel necessary for the development and commercialization of its planned products, and other information that may be detailed from time to time in AtheroNova's filings with the United States Securities and Exchange Commission. AtheroNova undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact:
Thomas Gardner, CEO
Tel: (949) 476-1100
or
Mark Selawski, CFO Tel: (949) 476-1100

Investor Contact:
Jeff Ramson
ProActive Capital Resources Group
Tel: 646-863-6341
Email: info@atheronova.com